Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Firma Holdings Corp. (the “Company”) for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis Richard Biscan Jr, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2015	By:	/s/ Francis R. Biscan Jr.
Francis R. Biscan Jr. President and Chief Executive Officer (Principal Executive Officer)